Exhibit 21.1

EXHIBIT “A”

A. TeamHealth and Parent Companies

1)	Team Health, Inc.

2)	Team Health Holdings, L.L.C.

3)	Team Finance LLC

4)	Health Finance Corporation

B. Wholly Owned Subsidiaries of TeamHealth

1.	Access Nurse PM, Inc.

2.	After Hours Pediatrics, Inc.

3.	American Clinical Resources, Inc.

4.	Clinic Management Services, Inc.

5.	Daniel & Yeager, Inc.

6.	Drs. Sheer, Ahearn & Associates, Inc.

7.	ECC Chattsworth Dalton MC, LLC

8.	Emergency Coverage Corporation

9.	Emergency Physician Associates, Inc.

10.	Emergency Professional Services, Inc.

11.	Fischer Mangold, a California Partnership

12.	Florida Hospital Medicine Services, Inc.

13.	Greenbrier Emergency Physicians, Inc.

14.	Health Care Alliance, Inc.

15.	Healthcare Revenue Recovery Group, LLC

16.	Herschel Fischer, Inc.

17.	Hospital Medicine Associates, LLC

18.	HCFS Health Care Financial Services, Inc. (f/k/a IMBS, Inc.)

19.	InPhyNet Contracting Services, Inc.

20.	InPhyNet South Broward, Inc.

21.	Karl G. Mangold, Inc.

22.	Kelly Medical Services Corporation

23.	Medical Management Resources, Inc.

24.	Medical Services, Inc.

25.	Northwest Emergency Physicians, Incorporated

26.	Northwest Hospital Medicine Physicians, Inc.

27.	Paragon Contracting Services, Inc.

28.	Paragon Emergency Services, Inc. (f/k/a Correctional Healthcare Advantage, Inc.)

29.	Physician Integration Consulting Services, Inc.

30.	Quantum Plus, Inc.

31.	Southeastern Emergency Physicians, Inc.

32.	Southeastern Emergency Physicians of Memphis, Inc.

33.	Southeastern Physician Associates, Inc.

34.	Spectrum Health International, Inc. (f/k/a Spectrum Healthcare, Inc. )

35.	Spectrum Healthcare Resources, Inc.

36.	Spectrum Healthcare Services, Inc.

37.	Spectrum Primary Care, Inc.

38.	Team Anesthesia, Inc.

39.	Team Health Anesthesia Management Services, Inc.

40.	Team Health Financial Services, Inc.

41.	Team Radiology, Inc.

42.	TH Contracting Midwest, LLC

43.	TH Contracting Services of Missouri, LLC

44.	THW Emergency Management Services of Houston, Inc.

45.	The Emergency Associates for Medicine, Inc.